   As Filed With the Securities and Exchange Commission on September 20, 1996
                                                  Registration No. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              CKE RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

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
                           DELAWARE                                                       33-0602639
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

             1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA 92801
               (Address of Principal Executive Offices) (Zip Code)


                 CKE RESTAURANTS, INC. 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                ---------------

           Robert A. Wilson, Esq., Vice President and General Counsel
                              CKE Restaurants, Inc.
                           1200 North Harbor Boulevard
                            Anaheim, California 92801
                     (Name and address of agent for service)

                                 (714) 774-5796
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             C. Craig Carlson, Esq.
                            J. Michael Vaughn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

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
                                               CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                     Proposed Maximum          Proposed Maximum
  Title of Securities         Amount To Be               Offering             Aggregate Offering          Amount of
   To Be Registered          Registered (1)         Price Per Share (2)            Price (2)           Registration Fee
===========================================================================================================================
Common Stock,                  1,750,000                 $30.44                  $53,270,000             $18,368.97
    $0.01 par value             shares
===========================================================================================================================
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(1)      Includes such additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the CKE
         Restaurants, Inc. 1994 Stock Incentive Plan (the "Plan"). An aggregate of 1,750,000 shares issuable under the Plan were previously registered on Form S-8 (Registration No. 33-55337).

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the New York Stock Exchange for the Common Stock on September 18, 1996, which was $30.44 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This registration statement relates to the CKE Restaurants, Inc. 1994 Stock Incentive Plan (the "Plan"). The Plan was amended by the Registrant's Board of Directors on January 10, 1996, subject to stockholder approval, which was obtained at the Registrant's Annual Meeting of Stockholders held on June 19, 1996. As so amended, an additional 1,750,000 shares of Common Stock are available for grant under the Plan. Initially, an aggregate of 1,750,000 shares of Common Stock were available for grant or award under the Plan, and such 1,750,000 shares were registered on this form on September 1, 1994 (Registration No. 33-55337). This registration statement covers the additional 1,750,000 shares of Common Stock issuable under the Plan.

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

         (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-55337).


Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

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
        Number                         Description
        ------                         -----------
          4.1 CKE Restaurants, Inc. 1994 Stock Incentive Plan, as amended by resolution of the Board of Directors of the Registrant on January 10, 1996, and approved by the stockholders of the Registrant on June 19, 1996.

          5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

         23.3 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of Summit Family Restaurants Inc.

         24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

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                                      II-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 20th day of September, 1996.


                                       CKE RESTAURANTS, INC.


                                       By: /s/ WILLIAM P. FOLEY II
                                          ----------------------------------
                                          William P. Foley II
                                          Chairman of the Board and
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of CKE Restaurants, Inc., do hereby constitute and appoint William P. Foley II, Robert A. Wilson and Joseph
N. Stein, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
       Signature                        Title                            Date
       ---------                        -----                            ----

/s/ WILLIAM P. FOLEY II          Chairman of the Board              September 20, 1996
- --------------------------         of Directors and
William P. Foley II            Chief Executive Officer
                             (Principal Executive Officer)


/s/ JOSEPH N. STEIN             Chief Financial Officer             September 20, 1996
- --------------------------   (Principal Financial Officer)
Joseph N. Stein


/s/ JOHN C. FULLER                   Controller                     September 20, 1996
- --------------------------   (Principal Accounting Officer)
John C. Fuller
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                                       S-1

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

/s/ PETER CHURM                        Director                     September 20, 1996
- --------------------------
Peter Churm


/s/ CARL L. KARCHER                    Director                     September 20, 1996
- --------------------------
Carl L. Karcher


/s/ CARL N. KARCHER                    Director                     September 20, 1996
- --------------------------
Carl N. Karcher


/s/ DANIEL D. (RON) LANE       Vice Chairman of the Board           September 20, 1996
- --------------------------
Daniel D. (Ron) Lane


/s/ FRANK P. WILLEY                    Director                     September 20, 1996
- --------------------------
Frank P. Willey


/s/ H. HOWARD LESTER                   Director                     September 20, 1996
- --------------------------
H. Howard Lester
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                                      S-2

                                  EXHIBIT INDEX

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
Exhibit                                                                                       Sequential
Number                                        Description                                    Page Number
- -------                                       -----------                                    -----------
    4.1                   CKE Restaurants, Inc. 1994 Stock Incentive Plan,
                          as amended by resolution of the Board of Directors
                          of the Registrant on January 10, 1996, and approved
                          by the stockholders of the Registrant on June 19,
                          1996.                                                                  ____

    5.1                   Opinion of Stradling, Yocca, Carlson & Rauth, a
                          Professional Corporation, Counsel to the Registrant.                   ____

   23.1                   Consent of Stradling, Yocca, Carlson & Rauth, a
                          Professional Corporation (included in the Opinion filed
                          as Exhibit 5.1).                                                       ____

   23.2                   Consent of KMPG Peat Marwick LLP, independent auditors,
                          with respect to the consolidated financial statements
                          of the Registrant.                                                     ____

   23.3                   Consent of KPMG Peat Marwick LLP, independent auditors,
                          with respect to the consolidated financial statements
                          of Summit Family Restaurants Inc.                                      ____

   24.1                   Power of Attorney (included on signature page to the
                          Registration Statement at page S-1).                                   ____

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